UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2018

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, Intercontinental Exchange, Inc. (“ICE”) announced that Thomas W. Farley, 42, President of the NYSE Group, Inc. (“NYSE”), a wholly-owned subsidiary of ICE, will no longer serve as President of NYSE or executive officer of ICE effective on June 1, 2018, and will transition to be a part-time employee of ICE at such time. Mr. Farley is transitioning to pursue an entrepreneurial business opportunity. Stacey Cunningham, the current Chief Operating Officer of NYSE, will succeed Mr. Farley at NYSE, taking the title of President of NYSE, effective May 25, 2018. Ms. Cunningham joined NYSE in December 2012 and has served NYSE in many roles, most recently as Chief Operating Officer since June 2015. In addition, John Tuttle, NYSE’s Global Head of Listings, will expand his role to include global listings, capital markets and exchange-traded products, effective May 25, 2018, and will have the title of Chief Operating Officer of NYSE.

In connection with Mr. Farley’s transition, ICE and Mr. Farley entered into a Transition and Separation Agreement dated May 21, 2018 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Farley’s employment will transfer from NYSE to ICE and his title will be changed to Advisor to the Chief Executive Officer. Mr. Farley is expected to remain as a part-time employee of ICE until February 22, 2019 to facilitate an orderly transition of his duties and job responsibilities. Mr. Farley’s duties to ICE during this transition period will consist of providing advisory services on strategic, market and regulatory matters to one or more of ICE’s Chief Executive Officer, President and Vice Chairman. Mr. Farley will receive a reduced base salary of $12,000.00 per year during this transition period, will be entitled to a bonus payable at the end of his employment based on his performance during 2018 prior to his transition and will continue to vest in his existing equity awards and continue to receive his other standard benefits while employed with ICE. No severance payment will be provided to Mr. Farley. The Separation Agreement also contains standard non-competition and non-solicitation provisions, as well as confidentiality, waiver and non-disparagement provisions and a general release of claims against ICE. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On May 22, 2018, ICE issued a press release announcing these changes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information contained in the press release is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement between Intercontinental Exchange Holdings, Inc. and Thomas W. Farley dated May 21, 2018.
99.1	Press Release dated May 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

Date:	May 22, 2018